EXHIBIT 99.1



                                        FOR INFORMATION CONTACT
                              Eugene K. Friesen  (214) 823-9941



May 6, 1999

     DALLAS, TEXAS.Howard B. Wolf, Inc. (HBW-AMEX) Dallas based womens fashion apparel manufacturer, announced that the shareholders, at their duly called meeting today, approved the Plan of Liquidation and Dissolution, pursuant to which the Company will liquidate itself and distribute its assets to the shareholders.